Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 14, 2009 relating to the financial statements, which appears in CurrencySharesSM Mexican Peso Trust’s Annual Report on Form 10-K for the year ended October 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, MD

June 12, 2009